Exhibit 10.13

TRANSMEDICS GROUP, INC.

2019 CASH INCENTIVE PLAN

1. DEFINED TERMS

Exhibit A, which is incorporated by reference, defines certain terms used in the Plan and sets forth operational rules related to those terms.

2. PURPOSE

The Plan is intended to advance the interests of the Company by providing for the grant of cash-based incentive Awards to executive officers and key employees of the Company and its subsidiaries. The purposes of the Plan are to attract, retain, and reward executive officers and key employees of the Company and its subsidiaries, to incentivize them to generate stockholder value, and to enable them to participate in the growth of the Company.

3. ADMINISTRATION

The Plan will be administered by the Administrator. The Administrator has discretionary authority, subject only to the express provisions of the Plan, to administer and interpret the Plan and any Award; to determine eligibility for and grant Awards; to adjust the performance criterion or criteria applicable to Awards; to determine, modify or waive the terms and conditions of any Award; to prescribe forms, rules and procedures relating to the Plan and Awards; and to otherwise do all things necessary or desirable to carry out the purposes of the Plan or any Award. Determinations of the Administrator made with respect to the Plan or any Award are conclusive and bind all persons.

4. ELIGIBILITY; PARTICIPATION

The Administrator may select Participants from among executive officers and key employees of the Company and its subsidiaries.

5. GRANT OF AWARDS

A Participant who is granted an Award will be entitled to a payment, if any, in respect of the Award only if all conditions to payment have been satisfied in accordance with the Plan and the terms of the Award. By accepting (or being deemed to have accepted) an Award, the Participant agrees or will be deemed to have agreed to the terms and condition of the Award and the Plan. The Administrator will select the Participants, if any, who receive Awards for each Performance Period and, for each Award, will establish the following:

(a) the Performance Criterion or Criteria applicable to the Award;

(b) the amount or amounts that will be payable (subject to adjustment in accordance with Section 6) if the Performance Criterion or Criteria are achieved in whole or in part; and

(c) such other terms and conditions as the Administrator determines with respect to the Award.

6. DETERMINATION OF PERFORMANCE; AMOUNTS PAYABLE UNDER AWARDS

As soon as practicable after the end of the applicable Performance Period, the Administrator will determine whether and to what extent, if at all, the Performance Criterion or Criteria applicable to each Award granted for such Performance Period have been satisfied. The Administrator will then determine the amount payable, if any, under each Award. The Administrator may, in its sole discretion and with or without specifying its reasons for doing so, after determining the amount that would otherwise be payable in respect of any Award, adjust the actual payment, if any, to be made with respect to such Award. The Administrator may exercise the discretion described in the immediately preceding sentence either in individual cases or in ways that affect more than one Participant. In each case, the Administrator’s discretionary determination, which may affect different Awards differently, is conclusive and bind all persons.

7. PAYMENTS UNDER AWARDS

The Administrator will determine the payment dates for Awards under the Plan. Except as otherwise determined by the Administrator:

(a) all payments under the Plan will be made, if at all, not later than March 15th of the calendar year immediately following the calendar year in which the Performance Period ends; provided, that the Administrator may authorize elective deferrals of any Award payments in accordance with the deferral rules of Section 409A;

(b) payment will not be made with respect to an Award unless the Participant has remained employed with the Company and its subsidiaries through the date of payment; and

(c) awards under the Plan are intended to qualify for exemption from Section 409A of the Code and shall be construed and administered accordingly.

8. PAYMENT LIMITS

The maximum amount paid to any Participant in any calendar year pursuant to Awards granted under the Plan will be $2 million, which limitation will be applied without regard to any elective deferral described in Section 7(a).

9. TAX WITHHOLDING; LIMITATION ON LIABILITY

All payments under the Plan will be reduced by all tax and other amounts required to be withheld with respect to the payment. Any amounts withheld pursuant to this Section 9 will be treated as though such payment had been made directly to the Participant.

10. AMENDMENT AND TERMINATION

The Administrator may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by applicable law, and may at any time terminate the Plan as to any future grants of Awards. For the avoidance of doubt, no adjustment to any Award pursuant to the terms of Section 6 will be treated as an amendment requiring a Participant’s consent.

11. RECOVERY OF COMPENSATION

The Administrator may provide in any case that any outstanding Award and any amounts received in respect of any Award will be subject to forfeiture and disgorgement to the Company, with interest and other related earnings, if the Participant to whom the Award was granted is not in compliance with any provision of the Plan or any applicable Award, any non-competition, non-solicitation, no-hire, non-disparagement, confidentiality, invention assignment, or other restrictive covenant by which he or she is bound. Each Award shall be subject to any policy of the Company or any of its subsidiaries that provides for forfeiture, disgorgement or clawback with respect to incentive compensation that includes Awards under the Plan and shall be subject to forfeiture and disgorgement to the extent required by law or applicable stock exchange listing standards, including, without limitation, Section 10D of the Securities Exchange Act of 1934, as amended. Each Participant, by accepting (or being deemed to have accepted) an Award under the Plan, agrees or will be deemed to have agreed to cooperate fully with the Administrator to effectuate any forfeiture or disgorgement described in this Section 11. Neither the Administrator nor the Company nor any other person, other than the Participant, will be responsible for any adverse tax or other consequences to a Participant that may arise in connection with this Section 11.

12. MISCELLANEOUS

(a) Waiver of Jury Trial. By accepting or being deemed to have accepted an Award under the Plan, each Participant waives (or will be deemed to have waived), to the maximum extent permitted under applicable law, any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan or any Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees (or will be deemed to have agreed) that any such action, proceedings or counterclaim will be tried before a court and not before a jury. By accepting or being deemed to have accepted an Award under the Plan, each Participant certifies that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding, or counterclaim, seek to enforce the foregoing waivers. Notwithstanding anything to the contrary in the Plan, nothing herein is to be construed as limiting the ability of the Company and a Participant to agree to submit any dispute arising under the terms of the Plan or any Award to binding arbitration or as limiting the ability of the Company to require any individual to agree to submit such disputes to binding arbitration as a condition of receiving an Award hereunder.

(b) Limitation of Liability. Notwithstanding anything to the contrary in the Plan or any Award, neither the Company, nor any of its subsidiaries, nor the Administrator, nor any person acting on behalf of the Company, any of its subsidiaries, or the Administrator, will be liable to any Participant or to any other person by reason of any acceleration of income, any additional tax, or any penalty, interest or other liability asserted by reason of the failure of an Award to satisfy the requirements of Section 409A or by reason of Section 4999 of the Code, or otherwise asserted with respect to any Award.

(c) Unfunded Plan. The Company’s obligations under the Plan are unfunded, and no Participant will have any right to specific assets of the Company in respect of any Award. Participants will be general unsecured creditors of the Company with respect to any amounts due or payable under the Plan.

(d) Governing Law. Except as otherwise provided by the express terms of an Award, the domestic substantive laws of the Commonwealth of Massachusetts govern the provisions of the Plan and of Awards under the Plan and all claims or disputes arising out of or based upon the Plan or any Award under the Plan or relating to the subject matter hereof or thereof, without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

(e) Jurisdiction. By accepting (or being deemed to have accepted) an Award, each Participant agrees or will be deemed to have agreed to (i) submit irrevocably and unconditionally to the jurisdiction of the federal and state courts located within the geographic boundaries of the United States District Court for the District of Massachusetts for the purpose of any suit, action or other proceeding arising out of or based upon the Plan or any Award; (ii) not commence any suit, action or other proceeding arising out of or based upon the Plan or any Award, except in the federal and state courts located within the geographic boundaries of the United States District Court for the District of Massachusetts; and (iii) waive, and not assert, by way of motion as a defense or otherwise, in any such suit, action or proceeding, any claim that he or she is not subject personally to the jurisdiction of the above-named courts that his or her property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that the Plan or any Award or the subject matter thereof may not be enforced in or by such court.

(f) Other Compensation Arrangements. The existence of the Plan or the grant of any Award will not affect the right of the Company or any of its subsidiaries to grant any person bonuses or other compensation in addition to Awards under the Plan.

(g) Rights Limited. Nothing in the Plan or any Award will be construed as giving any person the right to be granted an Award or to continued employment or service with the Company or any of its subsidiaries. The loss of any Award will not constitute an element of damages in the event of a termination of a Participant’s employment for any reason, even if the termination is in violation of an obligation of the Company or any of its subsidiaries to the Participant.

(h) Section 162(m). To the extent applicable, Awards granted pursuant to the Plan are intended to be eligible for exemption from the limitations of Section 162(m) of the Code by reason of the post-initial public offering transition relief set forth in Section 1.162-27(f) of the Treasury Regulations.

(i) Effective Date. The Plan will be effective upon adoption of the Plan by the Administrator and will supersede and replace the Company’s annual cash bonus program with respect to awards granted to eligible executive officers and employees for fiscal years beginning after the date of adoption.

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EXHIBIT A

Definitions

The following terms, when used in the Plan, have the meanings and are subject to the provisions set forth below:

“Administrator”: The Compensation Committee, except with respect to such matters that are not delegated to the Compensation Committee by the Board (whether pursuant to committee charter or otherwise). The Compensation Committee (or the Board, with respect to such matters over which it retains authority under the Plan or otherwise) may delegate (i) to one or more of its members (or one or more other members of the Board, including the full Board) such of its duties, powers and responsibilities as it may determine; (ii) to one or more officers of the Company the power to grant Awards to the extent permitted by applicable law; and (iii) to such employees or other persons as it determines such ministerial tasks as it deems appropriate. For purposes of the Plan, the term “Administrator” will include the Board, the Compensation Committee, and the person or persons delegated authority under the Plan to the extent of such delegation, as applicable.

“Award”: A cash bonus award that is granted to a Participant with respect to a Performance Period. An Award opportunity may be expressed as a percentage of the Participant’s base salary, as a fixed dollar amount, or in such other form determined by the Administrator.

“Board”: The Board of Directors of the Company.

“Code”: The U.S. Internal Revenue Code of 1986, as from time to time amended and in effect, or any successor statute as from time to time in effect.

“Company”: TransMedics Group, Inc., a Massachusetts corporation.

“Compensation Committee”: The Compensation Committee of the Board.

“Participant”: A person who is granted an Award under the Plan.

“Performance Criteria”: Specified criteria, other than the mere continuation of employment or the mere passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting, or full enjoyment of an Award. A Performance Criterion and any targets with respect thereto need not be based upon an increase, a positive or improved result, or avoidance of loss and may be applied to a Participant individually, or to a business unit or division of the Company or to the Company as a whole and may relate to any or any combination of the following or any other criterion or criteria determined by the Administrator (measured either absolutely or comparatively (including, without limitation, by reference to an index or indices or the performance of one or more companies) and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof and subject to such adjustments, if any, as the Administrator specifies: sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder

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return; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings; or strategic business criteria, consisting of one or more objectives based on: meeting specified market penetration or value added, product development or introduction (including, without limitation, any clinical trial accomplishments, regulatory or other filings or approvals, or other product development milestones), geographic business expansion, cost targets, cost reductions or savings, customer satisfaction, operating efficiency, acquisition or retention, employee satisfaction, information technology, corporate development (including, without limitation, licenses, innovation, research or establishment of third-party collaborations), manufacturing or process development, legal compliance or risk reduction, or patent application or issuance goals. A Performance Criterion may also be based on individual performance and/or subjective performance criteria not listed above. The Administrator may provide that one or more of the Performance Criteria applicable to such Award will be adjusted in a manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the Performance Period that affect the applicable Performance Criterion or Criteria.

“Performance Period”: A specified performance period, consisting of the Company’s fiscal year or such other period as the Administrator determines.

“Plan”: The TransMedics Group, Inc. 2019 Cash Incentive Plan, as from time to time amended and in effect.

“Section 409A”: Section 409A of the Code and the regulations thereunder.

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